Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-11 of Clipper Realty Inc. of our report dated March 30, 2016 relating to the consolidated and combined financial statements of Clipper Realty Inc. and Predecessor (which report expresses an unqualified opinion on the consolidated and combined financial statements) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York
October 6, 2016